UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 21, 2010
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          (a) On December 21, 2010 the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (the “Registrant” or “Fuel Tech”) adopted the Registrant’s 2011 FUEL CHEM® Officer Commission Plan (the “FUEL CHEM Officer Commission Plan”). The FUEL CHEM Officer Commission Plan provides for sales commission payments to be made to the Registrant’s Senior Vice President, Fuel Chem Sales based upon the sale of products and services relating to the Registrant’s FUEL CHEM line of business. Stephen P. Brady is the Registrant’s Senior Vice President, Fuel Chem Sales.
          (b) Also on December 21, 2010, the Committee approved the Registrant’s 2011 APC Officer and GSM Commission Plan (the “APC Officer Commission Plan”). The APC Officer Commission Plan provides for sales commission payments to be made to the Registrant’s Senior Vice President, Air Pollution Control Sales based upon the sale of products and services relating to the Registrant’s air pollution control line of business. William E. Cummings, Jr. is the Registrant’s Senior Vice President, APC Sales.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: December 23, 2010	By:	/s/ A.G. Grigonis
Albert G. Grigonis
Vice President, General Counsel and Corporate Secretary